Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AutoWeb, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2018 (the “Report”), we, Jared R. Rowe, President and Chief Executive Officer of the Company, and Wesley Ozima, Senior Vice President and Controller and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jared R. Rowe
Jared R. Rowe
President and Chief Executive Officer
May 10, 2018

/s/ Wesley Ozima
Wesley Ozima
Senior Vice President and Controller, and
Interim Chief Financial Officer
May 10, 2018

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to AutoWeb, Inc. and will be retained by AutoWeb, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.